EXPLANATORY NOTE

Greene Concepts, Inc. has prepared this Form 1-A/A solely for the purpose of re-filing the Exhibit 12.1.

PART III – EXHIBITS

Exhibit No.	Description
2.1	Restated Certificate of Incorporation of Greene Concepts, Inc., dated April 13, 2011 [Filed as Exhibit 2.1 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
2.2	Certificate of Amendment of the Certificate of Incorporation of Greene Concepts, Inc., dated July 6, 2012 [Filed as Exhibit 2.3 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
2.3	Certificate of Amendment of the Certificate of Incorporation of Greene Concepts, Inc., dated December 19, 2014 [Filed as Exhibit 2.4 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
2.4	Amended and Restated Bylaws of Greene Concepts, Inc. [Filed as Exhibit 2.5 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
3.1	Form of Nuemark Group LLC, Bradley Wilson, and CDN Associates Promissory Notes [Filed as Exhibit 3.1 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
3.2	Form of Bergamo Consulting LLC Promissory Notes [Filed as Exhibit 3.2 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
4.1	Form of Subscription Agreement [Filed as Exhibit 4.1 to Amendment No. 1 to the Company’s Offering Statement on Form 1-A on January 10, 2020]
6.1	Stock Purchase Acquisition Agreement and Merger Agreement and Promissory Note Agreement, dated as of February 6, 2019, by and between Greene Concepts, Inc. and BNL Capital LLC [Filed as Exhibit 6.1 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
6.2	Contract Services Agreement, dated January 18, 2019, by and between Greene Concepts, Inc. and Karen Howard [Filed as Exhibit 6.2 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
6.3	Contract Services Agreement, dated February 5, 2019, by and between Greene Concepts, Inc. and Dr. Susan Hewlings [Filed as Exhibit 6.3 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
6.4	Contract Services Agreement, dated February 5, 2019, by and between Greene Concepts, Inc. and Dr. Douglas Kalman [Filed as Exhibit 6.4 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
6.5	Contract Services Agreement, dated March 30, 2019, by and between Greene Concepts, Inc. and Dr. William Rowe [Filed as Exhibit 6.5 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
6.6	Contract Services Agreement, dated April 12, 2019, by and between Greene Concepts, Inc. and Dr. Lane Phillips [Filed as Exhibit 6.6 to the Company’s Offering Statement on Form 1-A on October 2, 2019]
6.7	Asset Purchase Contract and Receipt, dated on or about December 24, 2018, by and between Mammoth Ventures Inc. and North Cove Springs Bottling and Beverage, Inc. [Filed as Exhibit 6.7 to Amendment No. 1 to the Company’s Offering Statement on Form 1-A on January 10, 2020]
6.8	Employment Offer Letter, dated as of November 19, 2019, by and between Greene Concepts, Inc. and Leonard Greene [Filed as Exhibit 6.8 to Amendment No. 1 to the Company’s Offering Statement on Form 1-A on January 10, 2020]
6.9	Loan Forgiveness and Cancellation Agreement, dated as of November 19, 2019, by and between Greene Concepts, Inc. and Leonard Greene [Filed as Exhibit 6.9 to Amendment No. 1 to the Company’s Offering Statement on Form 1-A on January 10, 2020]

6.10	Madeline Kaye Redemption Letter, dated October 25, 2018 [Filed as Exhibit 6.10 to Amendment No. 1 to the Company’s Offering Statement on Form 1-A on January 10, 2020]
6.11	Keith Kraemer Redemption Letter, dated October 2, 2018 [Filed as Exhibit 6.11 to Amendment No. 1 to the Company’s Offering Statement on Form 1-A on January 10, 2020]
6.12

Letter of Understanding by Andy Greider to Pacific Stock Transfer as to cancellation of 225,000,000 shares of Common Stock.[Filed as Exhibit 6.12 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A on February 14, 2020]

11.1*	Consent of Bevilacqua PLLC (included in Exhibit 12.1)
12.1*	Opinion of Bevilacqua PLLC

* Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marion, North Carolina, on February 25,  2020.

GREENE CONCEPTS, INC.

By:	/s/ Leonard Greene
Leonard Greene
Chief Executive Officer & Director

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

TITLE
SIGNATURE	DATE
Chief Executive Officer and Director (principal executive officer and principal financial and accounting officer)
February 25, 2020

/s/ Leonard Greene
Leonard Greene